Exhibit 99.1

e.l.f. Beauty Names Jennie Laar as Senior Vice President, Chief Commercial Officer

April 20, Oakland, CA – e.l.f. Beauty announced today that Jennie Laar will join the company as Senior Vice President, Chief Commercial Officer effective May 16, 2022. She will report to Tarang Amin, Chairman and Chief Executive Officer and will succeed Rich Baruch, who will take on a CEO role outside of the company.

“Jennie is a dynamic leader with a passion for developing high performing teams which perfectly aligns with the culture at e.l.f. Beauty,” said Tarang. “She has delivered exceptional results in entrepreneurial environments and has strategically architected meaningful relationships with retailers. We are thrilled to have her join us!”

With an impressive 25+ year career in beauty and retail, Jennie joins e.l.f. most recently from Forma Brands, where she was Senior Vice President, Global Wholesale. During her tenure, Jennie built her team from the ground up successfully leading sales and elevating the organization’s capabilities as the business evolved from one brand to a multi-brand portfolio. She was instrumental in developing the strategy and execution, growing Morphe into a multi-million dollar wholesale business. She was also involved in the expansion of emerging prestige brands such as Jaclyn Cosmetics, Bad Habit Skincare and most recently the launch of r.e.m. beauty by Ariana Grande at Ulta Beauty.

Prior to her role at Forma Brands, she served as the Vice President, Sales & Merchandising at Bare Escentuals where she led the retail store merchandising function and then the wholesale business. She also spent over 10 years at The Body Shop focused primarily on product development and merchandising. She was responsible for the company’s makeup, skincare and men’s product lifecycle management, including new launches, pricing & promotional strategies, visual merchandising, marketing plans & inventory management.

"I am so excited to join e.l.f. Beauty,” exclaimed Jennie. “I am inspired by the team’s renegade spirit, thirst for disruption and desire to go beyond traditional beauty boundaries. With a compelling portfolio of brands, I am excited to drive retailer growth, both domestically and internationally.”

Rich Baruch will depart the company on June 2, 2022 to pursue a CEO role in the nutritional supplements space. “I have known Rich for over 20 years and am grateful for his business and people leadership. Over the past eight years at e.l.f. Beauty, Rich has been instrumental in building our sales organization and expanding our retail footprint,” Tarang explained. “When he joined the company, the e.l.f. brand had approximately 10,000 linear feet of space. Today, we are in over 120,000 linear feet of space at leading beauty retailers Target, Ulta Beauty, Walmart, CVS and Walgreens in the U.S., as well as Boots, Superdrug and Douglas internationally. We wish Rich all the best as he takes on this exciting new chapter in his career and welcome Jennie to lead the next phase of our growth, including deepening our retailer relationships and accelerating our international expansion.”

“It has been an honor and an unforgettable journey being part of e.l.f. Beauty and helping build our talented team,” said Rich. “While it is hard to leave, I am excited that Jennie will bring her incredible sales expertise and experience to e.l.f. Beauty.”

About e.l.f. Beauty:
e.l.f. Beauty, Inc. builds brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our deep commitment to clean, cruelty-free beauty with unparalleled quality for the price has fueled the success of our flagship brand e.l.f. Cosmetics since 2004 and driven our portfolio expansion. Today, our portfolio of brands includes e.l.f. Cosmetics, e.l.f. SKIN, pioneering clean-beauty brand Well People and Keys Soulcare, a groundbreaking lifestyle beauty brand created with Alicia Keys. Our family of brands is available online, and across leading beauty, mass-market and clean beauty specialty retailers globally. Learn more by visiting https://investor.elfbeauty.com.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the background and expertise of our new SVP, Chief Commercial Officer and her leading the next phase of the company’s growth, including deepening retailer relationships and accelerating international expansion. These forward-looking statements are based on management's current expectations, estimates, forecasts, projections, beliefs, and assumptions and are not guarantees of future performance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in our most recent Annual Report on Form 10-K, as updated from time to time in our SEC filings. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Media Contacts:
e.l.f. Corporate Communications:
Melinda Fried mfried@elfbeauty.com

e.l.f. Business Media Inquiries:
Melanie Wiesenfeld e.l.f@lippetaylor.com